SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2001
                                                         ----------------

                                EDG Capital, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)

              New York            33-37674-NY           11-3023098
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          (State or other                             (IRS Employer
          jurisdiction of       (Commission File      Identification
           incorporation)           Number)                No.)

                 700 Stewart Avenue, Garden City, New York 11530
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               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (516) 222-7749
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Item 5. Other Events.

      On January 19, 2001, EDG Capital, Inc. issued a press release announcing that it has filed an Investigational New Drug (IND) application with the Food and Drug Administration (FDA) to investigate the use of Colloidal ^32P Phosphorus and Macroaggregated Albumin (^32P/MAA) in the treatment of solid tumors.

      In November 2000, the FDA performed an inspection of the Center for Molecular Medicine, the facility where the ^32P/MAA studies are being performed. The Center for Molecular Medicine is a clinical research group under management contract with EDG Capital, Inc.'s subsidiary Isotope Solutions, Inc. While the results of the inspection were favorable, the FDA asked Dr. Stanley Order, the principal investigator, to file an IND for its review. On November 27, 2000, Dr. Order filed an IND to permit the use of the ^32P/MAA combination in clinical studies of pancreatic and brain tumors. Since that time, the FDA has given Dr. Order permission to continue the studies of ^32P/MAA in pancreatic cancer. Before enrollment of patients into the brain cancer study can proceed, the FDA has asked for assurance that the ^32P and MAA products meet a specific purity requirement (specifically, bacterial endotoxin levels) for use in the brain. Isotope Solutions, Inc. is currently working with its suppliers to provide assurance to the FDA that the two products meet the FDA's requirement and anticipates that the issue will be resolved in the near future.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

99.1     EDG Capital, Inc. Press Release issued January 19, 2001.


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

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            EDG CAPITAL, INC.


Dated: January 19, 2001      By: /s/ Jack Schwartzberg
                                 ---------------------------------------
                                     Jack Schwartzberg
                                     Chief Executive Officer, President and
                                     Chairman


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